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                                                                  EXHIBIT 10.189

                 Amendment to Employees and Facilities Agreement


This Amendment to Employees and Facilities Agreement is dated as of October __, 2000 and amends, effective January 1, 2001, that certain Employees and Facilities Agreement dated as of May 19, 2000 (the "Original Agreement") by and among Wilshire Technologies, Inc., a California corporation ("Wilshire") and Foamex Asia Co., Ltd., a limited company organized and existing under the laws of the Kingdom of Thailand ("Foamex").

        1. The Original Agreement is in full force and effect. The Original Agreement provides for termination on December 31, 2000. The parties desire to renew the Original Agreement for a period of one year, commencing January 1, 2001 and terminating December 31, 2001, subject to the following modifications, which shall apply with respect to the renewal period only.

        (a) The chart set forth in Section 2.2 of the Original Agreement shall be replaced in full by the following chart:

           Key Personnel                  Foamex's Maximum Monthly Contribution
           -------------                  -------------------------------------
           Fred Pisacane                                   8,094
           Tom Laws                                        4,286
           Dale Jennings                                   3,117
           Debra Blache                                    2,685
           Becky Noel                                      2,079
           Laura Dotson                                    2,748
           Alex Colio                                      1,592
           Nancy Brantner                                  1,811
           Nancy Minkus                                    2,571


        In addition to the Key Personnel noted above, Foamex agrees to pay to Wilshire fifteen percent (15%) of the total monthly compensation (including salary, benefits, and withholdings) paid to Heather Davis, up to a maximum amount of $528.00. The parties anticipate that Ms. Davis' services to Foamex will not exceed 6 hours per week.

        (b) Section 3 shall be deleted.

        (c) Section 5.1.3 shall be deleted since the services described therein were previously performed by Nancy Brantner, whose services will be covered during the renewal period pursuant to Section 2.2.

        (d) Section 7.1 is modified to read:

        "The term of the renewal of this Agreement will commence on January 1, 2001 and will continue until December 31, 2001 ("Renewal Term").



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        (e) In Exhibit A, the list of employees is modified by replacing Grace
Reasoner with Becky Noel and Marty McQuaide with Alex Colio.

        (f) Paragraph B(1)(g) of Exhibit B is amended by deleting the last three sentences and replacing them with the following: "The Division will close its books quarterly and appropriate system-generated reports will be provided to Phanarat Jiantnthanakanon."

        (g) In Paragraph B.2. of Exhibit B, the name Becky Noel replaces the name Grace Reasoner and in Paragraph B.2.a. of Exhibit B, the name Alex Colio replaces the name Marty McQuaide.

        2. Except as expressly set forth in this Amendment, the terms of the Original Agreement shall continue to apply during the Renewal Term.

                                       Wilshire Technologies, Inc.,
                                       a California corporation

                                       By:/s/ Kevin Mulvihill
                                       Title:President and CEO

                                       FOAMEX ASIA CO., LTD.,
                                       a limited company organized and existing under the laws of the Kingdom of Thailand

                                       By:/s/ Stephen P. Scibelli
                                       Stephen P. Scibelli, Jr., President



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